News Release

Date: December 10, 2007	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com
Nalco Enters Rapid-Growth, Global Air Pollution Control Market By Acquiring Majority Interest in Mobotec USA, Inc.	Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Mike Bushman 630 305 1025 mbushman@nalco.com

(Naperville, Illinois) Nalco Holding Company (NYSE:NLC), announced today the acquisition of an 87.5 percent interest in Mobotec USA, Inc., a leading provider of combustion optimization and emission reduction capabilities including engineering, equipment and chemistry for industrial and utility boilers. Mobotec offers a wide range of solutions that save energy and reduce many critical pollutants, including greenhouse gases, nitrogen and sulfur oxides (NOx /SOx), mercury, hydrogen chloride and particulates.  They provide a customized, practical approach that assures cost-effective environmental performance improvement.

“Mobotec’s experience and understanding of combustion and combustion equipment will allow Nalco to offer the same kind of innovative, cost-effective and sustainable solutions on the fire side of industrial and utility boilers that we have offered on the water side for more than 75 years,” said Dr. William H. Joyce, Nalco Chairman and Chief Executive Officer.  “This acquisition will allow us to expand our global offering of sustainable technologies to help customers not only reduce their water use and impacts but also further minimize energy consumption and cut air emissions.  This is a great fit with Nalco, as Mobotec provides the same focus on site-specific proprietary solutions to deliver results for their customers.”

Eric Fischer, President, Mobotec and now Nalco Mobotec, added, “The new Nalco Mobotec, Inc., will reach Nalco’s broad customer base to more quickly introduce our combustion optimization capability and emission reduction solutions. In addition, patented Nalco Mobotec technology will give customers the environmental and operational flexibility to use a broader range of fuels and fuel combinations as they meet tightening environmental requirements.”

Nalco Executive Vice President and Chief Financial Officer Brad Bell noted that the acquisition is expected to meaningfully impact the Company’s efforts to accelerate growth over the next few years. “This agreement creates the combination of economic, environmental and social benefits that makes it a perfect fit with our focus on developing sustainable solutions,” Bell said. “In addition to the performance gains for our customers, we expect this deal to be accretive to earnings in 2008 and to be one of our fastest growing businesses.”

NALCO COMPANY

Mobotec has offices in the United States, Canada, Sweden, China and Korea and will operate globally through Nalco’s worldwide presence. The transaction values Mobotec at $42 million on estimated 2007 sales of more than $20 million. Nalco Mobotec will focus on the global multi-pollutant emissions control market, which is expected to grow rapidly to a $4.9 billion annual market by 2010.

About Nalco
Nalco is the world’s leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, minimize their environmental releases and improve their productivity and end products while improving their bottom line. More than 11,000 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2006, Nalco achieved sales of more than $3.6 billion. For more information visit www.nalco.com or www.nalcomobotec.com.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or  value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.